                                   Exhibit 10.3

                          MANUFACTURING AND SALES AGREEMENT


THIS MANUFACTURING AND SALES AGREEMENT (the "Agreement") is entered into as of June ___, 1998 by and between BRAINTECH, INC. a Nevada corporation, with offices located at 930 West 1st Street, Unit 102, North Vancouver, BC, Canada V7P 3N4 ("BrainTech") and UTMC MICROELECTRONIC SYSTEMS INC., a Delaware corporation, with offices located at 4350 Centennial Boulevard, Colorado Springs, CO 80907 ("UTMC" and, together with BrainTech, the "Parties").

WHEREAS:

A. The Parties recognize that each of them possesses unique and complementary skills, they have developed an understanding of each other's strengths, they wish to exploit this relationship and for that purpose the Parties have entered into a Product Development Agreement dated June _____, 1998 (the "Product Development Agreement");

B. Pursuant to the Product Development Agreement, the Parties will develop an image processing accelerator card for commercial sale (the "IMPAC Product" as hereinafter defined); and

C. The Parties wish to enter into this Agreement to provide for the terms upon which the IMPAC Product will be manufactured, marketed, distributed and sold following development of the IMPAC Product pursuant to the Product Development Agreement.

Now therefore, in consideration of the premises and the mutual benefits to be derived hereunder, the Parties agree as follows:


                                      ARTICLE 1
                                    INTERPRETATION

1.1  DEFINITIONS

In this Agreement:

"BrainTech Products" has the meaning set out in Section 3.1;

"BrainTech Technology" means the BrainTech Technology as defined in the Product Development Agreement;

"Business Day" means a calendar day which is not a Saturday, Sunday or statutory holiday in Colorado Springs, Colorado or Vancouver, British Columbia, Canada.

"IMPAC Product" means the image processing accelerator card developed by the Parties pursuant to the provisions of the Product Development Agreement;

"Intellectual Property" means all patents, patent applications, patent rights, copyright registrations, copyrights, trade secrets, know-how, mask works, discoveries, research data, inventions, manufacturing methods, industrial designs, processes, technology, technical information, and any rights under license to any of the foregoing, whether or not subject to statutory registration or protection and whether protected, created, or arising under the laws of the United States or Canada or any state or province thereof or under the laws of any other jurisdiction.

"Jointly Owned Intellectual Property" has the meaning set out in the Product Development Agreement;

"Person" includes an individual, partnership, unincorporated association, firm, trustee, organization, syndication, corporation, executor, administrator or other legal person or personal representative;

"Product Development Agreement" has the meaning set out in the Recitals;

"Recitals" means the Recitals to this Agreement;

"SOW" means the Statement of Work attached to, and forming a part of, the Product Development Agreement;

"Specifications" means the specifications of the IMPAC Product as agreed and reduced to writing by the Parties pursuant to Section 2 of the Product Development Agreement or as may be amended by agreement in writing between the Parties;

"Third Party Manufacturer" has the meaning set out in Section 2.3 of this Agreement; and

"UTMC Technology" means the UTMC Technology as defined in the Product Development Agreement, and as the same may be enhanced, amended or improved from time to time.

1.2  HEADINGS

The division of this Agreement into Articles, Section, Subsections and paragraphs and the insertion of headings is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3  SINGULAR AND PLURAL

In this Agreement, all reference to the singular will be construed to include the plural, the masculine to include the feminine and neuter gender, and where necessary a body corporate, when the context so admits.


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

1.4  CURRENCY

Unless otherwise stated herein, all sums of money expressed herein are in the lawful currency of the United States of America.

1.5  GOVERNING LAW

This Agreement is made under and shall be construed under the laws of the State of Colorado.


                                      ARTICLE 2
                           MANUFACTURE OF THE IMPAC PRODUCT

2.1  THE IMPAC PRODUCT

The Parties acknowledge and agree that the IMPAC Product is being developed by the Parties pursuant to the Product Development Agreement for manufacture exclusively by or under the management of UTMC and for sale exclusively by BrainTech. The Parties agree that neither Party may manufacture, market, distribute, sell or otherwise exploit the IMPAC Product or any Jointly Owned Intellectual Property other than pursuant to the terms of this Agreement or as otherwise agreed in writing by the Parties.

2.2  MANUFACTURE OF IMPAC PRODUCT

Following the development of the IMPAC Product in accordance with the provisions of the Product Development Agreement, UTMC will, subject to the provisions of
Section 2.3, manufacture and sell IMPAC Products to BrainTech, and BrainTech will purchase IMPAC Products from UTMC, all in accordance with the terms of this Agreement.

2.3  SUBCONTRACT FOR MANUFACTURE OF IMPAC PRODUCT

UTMC may enter into an agreement with a third Party (the "Third Party Manufacturer") for the manufacture of the IMPAC Product if quantities of the IMPAC Product that are required to meet market demand for the product exceed the manufacturing capability of UTMC, as determined by UTMC in its sole discretion, and the price for the product offered by such Third Party Manufacturer is more competitive than the price payable to UTMC as determined pursuant to Section 2.5 of this Agreement. The terms of any contract entered into by UTMC for the manufacture of the IMPAC Product by a Third Party Manufacturer shall be within the discretion of UTMC, provided only that any such contract shall include a confidentiality agreement of the manufacturer substantially similar to the provisions of Article 5 of this Agreement. BrainTech shall purchase from UTMC the IMPAC Products manufactured by such Third Party Manufacturer for a price per unit equal to the price per unit paid by UTMC to such Third Party Manufacturer plus an amount equal to 15% of such price in respect of a contract management fee.


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

2.4  SPECIFICATIONS FOR THE IMPAC PRODUCT

UTMC will manufacture the IMPAC Product, or cause the Third Party Manufacturer to manufacture the IMPAC Product, in accordance with the Specifications, unless otherwise agreed in writing by the Parties. If any such modifications to the Specifications will result in a change in the cost of production of the modified IMPAC Product, the Parties shall, in good faith, negotiate any necessary change to the price of the modified IMPAC Product pursuant to Section 2.5 of this Agreement.

2.5  PRICES OF THE IMPAC PRODUCT

The Parties will negotiate in good faith from time to time the unit price payable by BrainTech to UTMC for the IMPAC Product. The initial price will be established by the Parties on or before completion of the Preliminary Design Review (as set out at item 29 on the IMPAC PC-board & Support S/W Development Schedule attached to the Product Development Agreement). The Parties agree that the price will be affected by customer requirements and demands and by other economic factors between the Parties such as UTMC royalty obligations, amortization of non-recurring expenses, BRAINTECH's agreement to secure its hardware requirements through UTMC and BRAINTECH's continuing technical support. Further, prices will further reflect the total market size, the potential for volume discounts based upon market research, cost estimates and product price bench marking. Prices for the IMPAC Product procured by UTMC from a Third Party Manufacturer pursuant to Section 2.3 shall be negotiated by UTMC and approved by BRAINTECH. In the event that the Parties cannot agree upon the initial price, or subsequent price, for the IMPAC Product as set out in this Section 2.5, the determination of the price shall be determined by the mediation and arbitration provisions of Article 6 of this Agreement. The arbiter shall be required to determine, based on pertinent economic information furnished by the Parties and gathered by the arbiter, a fair and equitable price for the IMPAC Product that permits both Parties to make a profit. If the arbiter is unable to establish such a price, this Agreement shall terminate and each party shall be permitted to exploit Jointly Owned Intellectual Property consistent with its ownership rights.

2.6  ORDER AND DELIVERY

BrainTech shall from time to time submit to UTMC purchase orders for IMPAC Products (including purchase orders in respect of orders from customers introduced to BrainTech by UTMC as contemplated in Section 3.2 of this Agreement) which purchase orders shall include mutually agreed upon terms for payment, shipping, delivery, insurance, acceptance and such other matters as are customarily the subject of purchase orders for goods similar in nature to the IMPAC Product, and which shall include the provisions of Section 2.7 of this Agreement. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and any terms or conditions set forth in any purchase order or other document related to the transactions contemplated by this Agreement, the terms and conditions in this Agreement shall prevail.


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

2.7  WARRANTIES AND INDEMNITIES

(a) UTMC shall only tender for acceptance by BrainTech IMPAC Products that conform to the Specifications and which otherwise are in accordance with the requirements of this Agreement. BrainTech reserves the right to inspect or test any IMPAC Product or services that have been tendered for acceptance. BrainTech may require repair or replacement of nonconforming items at the cost of UTMC. Conformance of the IMPAC Products is defined as successful completion of testing by UTMC in accordance with contractual testing requirements. BrainTech hereby approves UTMC's inspection system as acceptable for performance under this contract. UTMC may modify this system at anytime without securing BrainTech's approval provided that the inspection system remains compliant with ISO 9000 and QLM standards. BrainTech shall provide UTMC written notice of rejection of IMPAC Products or services delivered hereunder within 30 days of receipt thereof. If UTMC has not received written notice of rejection within the time period stated above, such products or services shall be accepted. Acceptance shall not alter any warranties provided under this Agreement

(b) UTMC shall indemnify BrainTech and its subsidiary, Brainware Systems Inc., and their respective directors, officers, employees and agents against liability, including costs (provided that UTMC shall reimburse only reasonable attorney fees) for actual direct infringement of any UNITED STATES patent, trademark, copyright or other intellectual property rights, arising out of any use by BrainTech of the UTMC Technology in accordance with the terms of this Agreement or out of any Jointly Owned Intellectual Property created and/or authored by UTMC alone. BrainTech agrees to provide UTMC prompt written notice of any claim of infringement for which BrainTech intends to seek indemnification. UTMC's obligation to indemnify and hold BrainTech harmless for infringement is contingent upon timely receipt of this notice. BrainTech agrees to provide to UTMC absolute authority and reasonable assistance, at UTMC's expense, in the defence and/or settlement of any such claims. In the event that any of the UTMC Technology or any Jointly Owned Intellectual Property created and/or authored by UTMC alone, is found to be infringing, UTMC shall procure the right for BrainTech to use the same (solely for such purposes as contemplated by this Agreement), or provide a non-infringing substitute, or will refund to BrainTech the purchase price. UTMC's obligation shall not extend to claims that arise from compliance by UTMC with instructions issued by BrainTech. BrainTech hereby agrees to indemnify and hold harmless UTMC, to the same extent that UTMC is obligated to indemnify BrainTech, from any claims of infringement brought against UTMC from events described in the previous sentence.

(c) UTMC warrants that the IMPAC Products delivered shall be free from defects in material and workmanship and shall conform to the Specifications. BrainTech agrees to provide UTMC written notice of breach of these warranties within one year of delivery. UTMC's obligations and BrainTech's rights are contingent upon timely receipt of this notice. UTMC shall repair or replace, at UTMC's discretion, any IMPAC Products delivered hereunder that are not in compliance with this warranty. BrainTech's rights provided hereunder are BrainTech's exclusive rights for breach of warranties and are in lieu of all other rights provide by law or in equity. EXCEPT FOR THE WARRANTIES PROVIDED ABOVE, UTMC AND BRAINTECH AGREE THAT NO



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

OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE GRANTED.


(d) BrainTech shall indemnify UTMC and its respective directors, officers, employees and agents against liability, including costs (provided that BrainTech shall reimburse only reasonable attorney fees) for actual direct infringement of any UNITED STATES patent, trademark, copyright or other intellectual property rights, arising out of any use by UTMC of the BrainTech Technology in accordance with the terms of this Agreement or out of any Jointly Owned Intellectual Property created and/or authored by BrainTech alone. UTMC agrees to provide BrainTech prompt written notice of any claim of infringement for which UTMC intends to seek indemnification. BrainTech's obligation to indemnify and hold UTMC harmless for infringement is contingent upon timely receipt of this notice. UTMC agrees to provide to BrainTech absolute authority and reasonable assistance, at BrainTech's expense, in the defence and/or settlement of any such claims. In the event that any of the BrainTech Technology, or any Jointly Owned Intellectual Property created and/or authored by BrainTech alone, is found to be infringing, BrainTech shall procure the right for UTMC to use any of the same (solely for such purposes as contemplated by this Agreement), or provide a non-infringing substitute, or will waive or refund to UTMC any commissions or royalties paid to BrainTech in respect of the same. BrainTech's obligation shall not extend to claims that arise from compliance by BrainTech with instructions issued by UTMC. UTMC hereby agrees to indemnify and hold harmless BrainTech, to the same extent that BrainTech is obligated to indemnify UTMC, from any claims of infringement brought against BrainTech from events described in the previous sentence.

(e) The Parties agree that each shall indemnify the other (as contemplated in this Section 2.7) in respect of any Jointly Owned Intellectual Property created and/or authored solely by that party (or its subsidiaries or other agents) pursuant to the Product Development Agreement. The Parties further agree that they shall share equally any liability for the infringement of any of the Jointly Owned Intellectual Property created and/or authored jointly by both Parties of any patent, trademark, copyright or other intellectual property right. Where either party receives notice of any claim or potential claim in respect of any such alleged infringement of any jointly created and /or authored Jointly Owned Intellectual Property, it shall provide prompt notice of the same to the other party. The Parties shall agree upon any defence and/or settlement of any such claims and no settlement may be agreed to by either Party without the written agreement of the other. Each Party agrees to provide to the other all such assistance as reasonably requested by the other in respect of the defence and/or settlement of any such claims. In the event that any of the Jointly Owned Intellectual Property created and/or authored jointly by both Parties is found to be infringing, as between the parties, both parties shall share such liability equally in a 50/50 proportion.

(f) The specific rights and remedies described in this contract are the exclusive rights and remedies of the respective Parties and are in lieu of all other rights and remedies available at law or in equity. Neither Party will be liable to the other for any special, incidental or consequential damages, notwithstanding notice of the possibility thereof and the maximum liability of either


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

Party to the other whether arising in contract, tort or otherwise shall not exceed the purchase price of the IMPAC Product.


                                      ARTICLE 3
                MARKETING, DISTRIBUTION AND SALE OF THE IMPAC PRODUCT

3.1  DISTRIBUTION AND SALE OF THE IMPAC PRODUCT

BrainTech has the exclusive right to sell IMPAC Products (which may be sold with an application created for such with the BrainTech Technology or any other technology of BrainTech or any other Person, and, with such other technology, is referred to herein as the "BrainTech Products"), and to engage distributors therefor, upon such terms and conditions as BrainTech shall in its discretion determine, including, without limitation, the purchase price. BrainTech will be entitled to define the product in terms useful for sales and marketing activities including, without limitation, system descriptions, features and specifications, configurations to be sold, software packages, hardware packages, hardware subsystems, and hardware system configurations.

3.2  MARKETING OF THE BRAINTECH PRODUCTS

The Parties will each, in good faith, seek to maximize the sales of the IMPAC Products and the BrainTech Products. BrainTech will be entitled to market and advertise the IMPAC Products and the BrainTech Products in its discretion. UTMC will market and advertise the IMPAC Products and the BrainTech Products through its sales and distribution network, upon terms approved by BrainTech from time to time. UTMC will refer all Qualified Customers (as hereinafter defined) and all unqualified customer opportunities for sales to BrainTech and all sales of BrainTech Products shall be made exclusively by BrainTech. As a minimum, UTMC shall list the IMPAC Product on UTMC's web page, shall include the IMPAC Product in UTMC's annual general product brochure, and shall create IMPAC Product literature and distribute such literature to its sales force.

3.3  COMMISSIONS TO UTMC

(a) For all sales of IMPAC Products and BrainTech Products to Affiliates of United Technologies Corporation and for all sales of IMPAC Products and BrainTech Products initiated by UTMC and ultimately consummated by BrainTech, UTMC will receive a commission of ten (10%) per cent of the Unit Price of such products. For purposes of this Agreement:

     "Unit Price" means the price payable by the customer to BrainTech for the IMPAC Product or BrainTech Product, as the case may be, net of (i) any sales tax, goods and services tax or other similar tax payable by the customer to BrainTech in respect of the sale of the product to the customer, and (ii) any non-recurring fees and charges payable by the customer to BrainTech in respect of the product including, without limitation, fees and charges for any feasibility studies, development of prototypes, custom development or engineering in respect of the product or its application; and

     "Affiliate" means, with respect to United Technologies Corporation, any Person directly or indirectly controlling, controlled by, or under common control with United Technologies Corporation.

(b) For all sales initiated by UTMC and where BrainTech has also established a sales initiative, the commission shall be five (5%) per cent of the Unit Price . Within ten (10) Business Days of each calendar month, each of BrainTech and UTMC shall submit to the other a list of their respective Qualified Customer Prospects. For purposes of this Section 3.3, a "Qualified Customer Prospect" is a potential customer that has given to UTMC or to BrainTech, through a responsible representative of such potential customer, a bona fide expression of interest in purchasing an IMPAC Product or BrainTech Product and in respect of which BrainTech or UTMC, as the case may be, has completed a Qualification Form attached hereto as Schedule A. The commission payable pursuant to this
Section 3.3 (b) shall be payable only in respect of sales by BrainTech to Qualified Customer Prospects that appear on the list of each Party in respect of the same month.

(c) All commissions payable pursuant to Section 3.3(a) or (b) will be payable by BrainTech within 30 days following the acceptance of the product by BrainTech's customer.


(d) UTMC will support BrainTech in consummating all sales regardless of origin. Disputes associated with any particular sale or sale opportunity will be resolved pursuant to the mediation and arbitration provisions of Article 6 of this Agreement.


                                      ARTICLE 4
                                       LICENSES

4.1  LICENSE BY UTMC

UTMC hereby grants to BrainTech an exclusive worldwide right, license and privilege to resell, offer for sale, market, advertise and distribute, and to sublicense other Persons to resell, offer for sale, market, advertise and distribute, the IMPAC Product. The right, license and privilege set out in this
Section 4.1 is granted free of any royalty obligation of BrainTech to UTMC or to any other person. The rights contained herein shall not include the right to use UTMC Technology or Jointly Owned Intellectual Property for the manufacture of the IMPAC Product.

4.2  LICENSE BY BRAINTECH

BrainTech hereby grants to UTMC the right to license to a Third Party Manufacturer the rights of BrainTech in and to the Jointly Owned Intellectual Property solely for the purpose of manufacture of IMPAC Products pursuant to
Section 2.3.


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

4.3  MUTUAL LICENSE

(a) Each of the Parties hereby grants to the other the right to market and advertise IMPAC Products and BrainTech Products under its respective names, trade marks and trade names, and the same shall remain the property of their respective owner, and the other Party shall have no right therein other than the rights set out in this Section 4.3.

(b) In the event that either Party is unable or unwilling to perform its obligations under this Agreement, such Party shall grant to the Party willing to proceed a royalty-free, non-exclusive license to use UTMC Technology, BrainTech Technology or Jointly-Owned Intellectual Property, as the case may be, and as necessary solely for the purposes of manufacture, marketing and sales of the IMPAC Product. In the case of the ODYSEE Development Studio ("ODS"), the use shall be limited solely to the development for a customer of the product required by that customer and such development requires the use of the ODS. It is understood and agreed by UTMC that the license set out in this Section 4.3(b) is limited only to the use of the ODS by UTMC for the purpose of developing the product required by a customer and does not include any right to the source code of the ODS or to modify the ODS in connection with development of the application for a customer or to sublicense or otherwise permit any customer or any other person to use or access the ODS. In the event of a dispute as to whether a Party is unable or unwilling to perform its obligations under this Agreement, such dispute shall be resolved pursuant to the dispute resolution procedure set out in Article 6 of this Agreement.

                                      ARTICLE 5
                          CONFIDENTIALITY AND NON-DISCLOSURE

5.1  CONFIDENTIALITY AND NON-DISCLOSURE

(a) Neither Party may disclose Confidential Information Received from any other Party without the prior written consent of the disclosing Party and then only to the extent specified in such consent. Both Parties shall maintain the confidentiality of the Confidential Information received from the other Party with the same degree of care it uses to protect its own confidential and proprietary information of like importance, but in no event less than a reasonable degree of care. Each Party shall limit access to the Information received hereunder to those employees and independent contractors who have a business need for such access and have entered into appropriate confidentiality agreements if they have enforceable professional obligations to maintain the confidentiality of the applicable information. Confidential Information may only be copied and disseminated within a receiving Party's own organization on a need to know basis. Confidential Information maybe used only for the purposes outlined in this agreement.

(b) "Confidential Information" shall consist of any written, audible, visual or oral information or physical items disclosed by a Party that is either
(i) marked with a restrictive legend or (ii) identified as confidential or proprietary at the time of disclosure and is confirmed in writing by the disclosing Party as such within fifteen (15) days after its disclosure, provided that any proprietary software disclosed hereunder (including all written materials provided in connection with such software) shall be deemed to be "Confidential Information" until the commercial release thereof, whether or not such software is legended or otherwise identified as confidential.

(c)  The restrictions on disclosure of Confidential Information described in
Section 5.1(a) above shall not extend to any item of information which (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third Party not bound in a confidential relationship to the other Party,
(iii) is published or otherwise made known to the public by the disclosing Party, or (iv) is generated independently without reference to Confidential Information received from the other Party. A Party may disclose Confidential Information to the extent required by law, provided that the Party so required must give the original disclosing Party prompt notice and shall reasonably cooperate with any effort by such disclosing Party to obtain a protective order.

(d) The Parties are independent contractors, and no Party is the employee, agent or customer of any other Party absent a separate binding written agreement to that effect. Nothing contained in this memorandum or any discussion between the Parties, including without limitation any disclosure of Confidential Information hereunder, will impair the rights of either Party to make, procure and market products or services, now or in the future, which may be competitive with those offered by the other Party.

(e) Each Party acknowledges that a violation of this Section 5.1 could cause irreparable harm to the other Party for which no adequate remedy at law exists and each Party therefore agrees that, in addition to any other remedies available, a Party shall be entitled to seek injunctive relief to enforce the non-disclosure obligations set forth in this section, without having to post a bond.

(f) Upon demand of the disclosing Party, the recipient Party shall promptly return any written Confidential Information of the other and all physical media on which Confidential Information was received, including any copies thereof, with a letter confirming that the Confidential Information has in no way been reproduced or copied or that all copies have been returned. The obligations set forth herein to hold Confidential Information disclosed by the other Party in confidence expire three (3) years after the date of disclosure thereof, provided that, with respect to an software disclosed in source code form, such obligations shall be perpetual.


                                      ARTICLE 6
                                  DISPUTE RESOLUTION

6.1  MEDIATION

If any dispute, disagreement, claim or controversy exists between the Parties arising out of or relating to any provision hereof, including any alleged breach hereof (in each case, a "Disputed Matter"), such Disputed Matter shall be submitted to the following mediation process:

(a) The Disputed Matter shall first be referred jointly to two designees, one of each of BrainTech and UTMC. If such designees do not agree upon a decision within fifteen (15) Business Days after referral of the matter to them, the Parties shall proceed to the next stage of the dispute resolution procedure.

(b) Upon written notice and within ten (10) Business Days after the conclusion of the internal mediation described in Section 6.1(a) above, providing neither BrainTech nor UTMC has given notice that it elects to submit the Disputed Matter to arbitration pursuant to Section 6.2, either BrainTech or UTMC may elect to utilize a non-binding dispute resolution procedure whereby each Party presents its case at a hearing (the "Hearing") before a panel consisting of a senior executive of UTMC, a senior executive of BrainTech and a mutually acceptable neutral adviser. If UTMC or BrainTech elects to utilize outside mediation, the other Party agrees to participate in such mediation, unless such other Party elects to submit the Disputed Matter to arbitration pursuant to Section 6.2.
The Hearing will occur no more than ten (10) days after UTMC or BrainTech serves written notice to use outside mediation. Each Party may be represented at the Hearing by lawyers. If the matter cannot be resolved at such Hearing by the Parties, the neutral adviser may be asked by either UTMC or BrainTech to assist in evaluating the strengths and weaknesses of each Party's position on the merits of the Disputed Matter. Within ten (10) days after the Hearing, the senior executive of UTMC and the senior executive of BrainTech shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the Parties' only recourse is formal binding arbitration as provided for in Section 6.2 below. The outside mediation proceedings will have been without prejudice to the legal position of any affected Party. Each Party shall each bear their respective costs incurred in connection with this procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the Hearing.

6.2  ARBITRATION

Upon written notice and within ten (10) Business Days after the conclusion of the internal mediation described in Section 6.1, either UTMC or BrainTech may elect to submit the Disputed Matter to arbitration. In any case, in the event that outside mediation pursuant to Section 6.1 fails to resolve the Disputed Matter, such Disputed Matter shall be submitted to, and determined by, arbitration. Each such arbitration shall proceed in accordance with the rules then obtaining of the International Chamber of Commerce (excluding the Optional Rules of Conciliation) (the "Rules"), insofar as such Rules are not inconsistent with the provisions expressly set forth in this Agreement, unless the Parties mutually agree otherwise, and pursuant to the following procedures:

(a) Notice of the demand for arbitration shall be filed in writing with the other Party to this Agreement and with the International Chamber of Commerce.

(b) Such arbitration shall be conducted by a panel of three arbitrators appointed as follows: one (1) arbitrator (the "UTMC Appointee") shall be appointed by UTMC, one (1) arbitrator (the "BrainTech Appointee") shall be appointed by BrainTech and one (1) arbitrator (the "Independent Arbitrator") shall be selected by the UTMC Appointee and the BrainTech


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
Appointee. UTMC and BrainTech shall each appoint their respective Appointee within ten (10) Business Days after a Disputed Matter is submitted to arbitration. If the UTMC Appointee and the BrainTech Appointee are unable to agree upon an Independent Arbitrator within ten (10) Business Days after the appointment of the second of such Appointees to be appointed, then such Independent Arbitrator shall be appointed by the International Chamber of Commerce, who shall be requested to appoint a person familiar with technology joint ventures in general, and preferably computer hardware and software technology in particular.

(c) A determination by a majority of the panel of three arbitrators shall be binding on the Parties.

(d)  Reasonable discovery shall be allowed in arbitration.

(e) The Parties shall be entitled to be represented at the arbitration by legal counsel and shall be entitled to adduce evidence.

(f)  The governing law shall be as specified in Section 1.5.

(g) Unless otherwise agreed by the Parties, all arbitration proceedings shall be held in Seattle, Washington.

(h) Each Party agrees to comply with any award made in such proceeding that has become final and to the entry of a judgment in accordance with applicable law in any court having jurisdiction thereof upon any award rendered in such proceeding that has become final.

(i) If at the conclusion of reviewing any Disputed Matter, the arbitrators determine that despite both parties having acted in good faith and not in material breach of the Agreement, the Parties have irreconcilable differences and cannot, as a result, effectively exploit the IMPAC Product as contemplated by the terms of this Agreement, this Agreement will be terminated and the arbitrators shall in their decision provide the terms of such termination which terms are to include the cross-licensing of the Jointly Owned Intellectual Property by each Party to the other, to the extent necessary, on such terms as the arbitrators believe is fair to both Parties, including, without limitation, provisions for royalties to be paid to each Party for the other Party's exploitation of the Jointly Owned Intellectual Property and any IMPAC Products and provisions to ensure that both Parties have the necessary rights, technical information and know how to fully exploit the Jointly Owned Intellectual Property and the IMPAC Product. Notwithstanding the foregoing, the arbitrators shall not have the power to require BrainTech to grant to UTMC rights in any of the BrainTech Technology nor to require UTMC to grant to BrainTech rights in any of the UTMC Technology.

(j) The decision of the arbitrators shall be tendered within sixty (60) days of the final submissions of the Parties in writing or in a hearing before the arbitrators.

(k) Each such arbitration award that has become final shall be conclusive and binding upon the Parties and shall not be appealable.

(l) Attorneys' fees, costs and other out-of-pocket expenses may be awarded by the arbitrators in their discretion to the Party that prevails in any such arbitration, provided that each Party shall pay its own expenses pending the awarding thereof to the Party that prevails in any such arbitration.

(m) The foregoing agreement to arbitrate and shall be specifically enforceable and the award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

6.3  CERTAIN INJUNCTIVE RELIEF

Nothing in this Agreement shall limit the rights of any of the Parties to seek in any court of competent jurisdiction:

(a)  legal or equitable relief in circumstances other than a Disputed Matter; or

(b) in any circumstances, such interim relief as may be need to maintain the status quo, to prevent irreversible harm or otherwise protect the subject matter of any Disputed Matter until the matter shall have been finally resolved. Any such interim relief ordered by a court shall not determine or prejudge the substantive issues to be decided by such mediation and/or arbitration.

In addition, if a Disputed Matter is submitted to arbitration, and the arbitrators deem themselves to be incompetent to hear any matter brought before them pursuant to Section 6.2, then the Parties may seek relief in any court of competent jurisdiction.


                                      ARTICLE 7
                                        TERM

7.1  TERM

The term of this Agreement shall be for a minimum period of five years from the date first written above and thereafter shall be renewed and shall continue for successive periods of one year without any action required by either party. If either Party wishes to terminate this Agreement, that Party shall provide written notice to the other of the same, and this Agreement shall terminate four years after the date of such written notice, subject to the five year minimum term provided for above.

                                      ARTICLE 8
                                       GENERAL

8.1  WAIVER

The failure of either Party to insist, in one or more instances, upon the performance of any of the terms, covenants or conditions of this agreement and the failure of either to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or conditions of the exercise of such right, and the obligation of the other Party with respect to such future performance shall continue in full force and effect.

8.2  SURVIVAL

Notwithstanding any other provisions of this Agreement, and without limiting the rights of either Party whatsoever under this Agreement, the provisions of Sections 2.7(b), (c), (d), (e) and (f) and Article 5 shall survive the termination of all or any part of this Agreement and shall continue in full force and effect.

8.3  COST OF ENFORCEMENT

In the event it becomes necessary for either Party hereto to institute against the other any action at law or in equity to secure or protect its rights under this Agreement, such Party will be entitled to recover in any judgment entered therein in its favour such legal fees as may be allowed by the Court, together with such Court costs and damages as provided by law.

8.4  SEVERABILITY

Should any part of this Agreement for any reason be declared invalid, such decision will not affect the validity of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the Parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason be hereafter declared invalid.

8.5  BINDING EFFECT

This Agreement shall bind and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

8.6  ENTIRE AGREEMENT

This Agreement and the Product Development Agreement constitutes the entire agreement between the Parties and supersedes all previous agreements and understandings between the Parties (including, without limitation, the letter of understanding made between the Parties dated as of April 1, 1998) in any way relating to the subject matter hereof, including any representations, inducements, warranties or provisions made by either Party to the other whether collateral, oral or otherwise, concerning this Agreement, the matters herein, or concerning any other matter which is not contained herein.

8.7  AMENDMENTS

This Agreement will not be modified or amended in any way except in writing signed by both Parties hereto.

8.8  NOTICE

Any notice, consent, approval or other communication required or permitted to be given hereunder shall only be duly and properly given if given in writing, and if delivered by hand, sent by registered mail postage prepaid, or transmitted by telecopier (facsimile) addressed as follows, or such other address as any Party shall specify by written notice so given, and shall be deemed to have been received as of the date delivered by hand, or if sent by telecopier then twenty-four (24) hours after such transmittal, or if mailed then on the close of business of the business day next following the mailing thereof. In the event of disruptions in the postal system, all communications shall be given by one of the other methods described in this Section.

Braintech, Inc.                    UTMC
102 - 930 West 1st Street          4350 Centennial Boulevard
North Vancouver, BC                Colorado Springs, CO 80907
Canada   V7P 3N4                   USA
Attention: The President           Attention: The President
Facsimile: (604) 980-7121          Facsimile: (719) 594-5541

8.9  NON-ASSIGNABILITY

Neither this Agreement nor any obligation contained herein may be assigned to or transferred in any way by either Party without the express written consent of the other Party, provided that some or all of the obligations of BrainTech hereunder may be performed by Brainware Systems Inc., a British Columbia company and a wholly-owned subsidiary of BrainTech. The performance of such obligations by Brainware Systems Inc. shall not relieve BrainTech from its obligations under this agreement and BrainTech shall be responsible for the performance of any such obligations by Brainware Systems Inc.

8.10 RELATIONSHIP OF THE PARTIES

The relationship between the Parties established under this Agreement shall be that of independent contractors. This Agreement does not restrict either Party from pursuing independently other business opportunities or selling its products.

8.11 COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Executed as of the day and year first above written.

                                   UTMC/
BRAINTECH, INC.                    MICROELECTRONIC SYSTEMS INC.


Per: /S/ Owen Jones                Per: /S/ C.H. Ide
    --------------------------         ----------------------------
    Owen Jones                         President
    President

                                      SCHEDULE A


                     QUALIFICATION OF CUSTOMERS FOR IMPAC PRODUCT

Caller's Name: ___________________________ Company Name:_______________________
Caller's Phone Number: ___________________

1.   Where did you learn about the IMPAC Product?

2.   What application do you have in mind for IMPAC?

3.   Is there a funded project to implement this application?

4. What production lines are operating and what volume of product is being produced?

5.   What locations of your company would use IMPAC?

6.   What is the size of your company?

7.   Would you like a company representative to call you?


Qualification rationale:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Submitted by UTMC/BrainTech: ____________________________________
                             Signed and dated